Calculation of Filing Fee Tables
S-8
RxSight, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2026 Inducement Equity Incentive Plan	Other	3,500,000	$ 5.39	$ 18,865,000.00	0.0001381	$ 2,605.26
Total Offering Amounts:						$ 18,865,000.00		$ 2,605.26
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,605.26
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock (the "Common Stock") that become issuable under the Registrant's 2026 Inducement Equity Incentive Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. (2) Represents 3,500,000 shares of Common Stock reserved for issuance under the Inducement Plan as of the date of this Registration Statement. (3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $5.39, which is the average of the high and low prices of shares of Common Stock on The Nasdaq Stock Market LLC ("Nasdaq") on July 21, 2026 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the "SEC")).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources